EXHIBIT 23.01
                                  -------------

The Board of Directors
European Micro Holdings, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

(signed) KPMG LLP


Nashville, Tennessee
October 26, 2000